EXHIBIT 99.5

                                AMENDMENT TO THE

                            MUELLER INDUSTRIES, INC.

                             2002 STOCK OPTION PLAN

     WHEREAS, the Board of Directors of Mueller Industries, Inc. (the "Company") has resolved to amend the Company's 2002 Stock Option Plan (the "Plan") to clarify that the anti-dilution adjustment language of Section 7(a) of the Plan includes the authority to make adjustments for extraordinary dividends declared on the Company's common stock, par value $0.01 per share, whether payable in the form of cash, stock or any other form of consideration;

     NOW, THEREFORE, the Plan is hereby amended as follows (this amendment is hereinafter referred to as the "Amendment"):

     1. The first sentence of Section 7(a) of the Plan, entitled Adjustment Upon Changes in Capitalization, is hereby replaced in its entirety by the following:

          "In the event that (i) the outstanding shares of Common Stock or capital structure of the Company are changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination or exchange of shares and the like, or dividends payable in shares of Common Stock, or (ii) an extraordinary dividend is declared by the Company on the Common Stock, whether payable in the form of cash, stock or any other form of consideration (including debentures), the Committee shall make such appropriate adjustment to the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to Options that may be granted to any person in any one year, and the number of shares of Common Stock and price per share of Common Stock subject to outstanding Options, as determined by the Committee, in its sole discretion, to be appropriate."

     2. Except as expressly amended by this Amendment, the remaining terms and provisions of the Plan shall remain unchanged and continue in full force and effect.

     IN WITNESS WHEREOF, the Company has caused its name to be ascribed to this Amendment by its duly authorized representative as of the 1st day of September, 2004.

                                          MUELLER INDUSTRIES, INC.


                                          BY:  /s/ William H. Hensley
                                             ------------------------
                                          NAME:  William H. Hensley